UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM SB-2
                                January 17, 1997


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                              Bluestone Corporation
                                7631 Bermuda Road
                               Las Vegas, NV 89123
                                  702-383-8300

            Incorporated pursuant to the Laws of the State of Nevada
             Primary Standard Industrial Classification Code No. NA
         Internal Revenue Service Employer Identification No. 88-0369013

                     Registered Agent and Agent for Service:
                           Pacific Corporate Services
                                7631 Bermuda Road
                               Las Vegas, NV 89123
                                  702-361-3033


                Approximate date of proposed sale to the public:
                       Registration only, no proposed sale

                        CALCULATION OF REGISTRATION FEES

Title of each class    Dollar amount
of securities          to be               Amount of
to be registered       registered (1)      registration fee

Common stock               3,321             $1.01

Total Registration Fee                       $1.01

(1) Dollar amount being registered is based is on the book value of the total assets of the Company.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(a) MAY DETERMINE.

                              Bluestone Corporation

                                Table of Contents

         Form SB-2 Item Number and Heading           Page Number

1.       Front of the Registration Statement and
         Outside Front Cover of Prospectus...........Cover Page
2.       Inside Front & Outside Back Cover Page
         of Prospectus...............................Inside Cover Page &
                                                     Table of Contents
3.       Summary Information, Risk Factors...........4-6
4.       Use of Proceeds.............................6
5.       Determination of Offering Price.............6
6.       Dilution....................................6
7.       Selling Security Holders....................6
8.       Plan of Distribution........................6
9.       Legal Proceedings...........................6
10.      Directors, Executive Officers,
         Promoters and Control Persons...............6-7
11.      Security Ownership of Certain Beneficial
         Owners and Management.......................7
12.      Description of Securities to be Registered..7
13.      Interest of Named Experts and Counsel.......7
14.      Disclosure of Commission position on
         Indemnification for Securities
         Act Liabilities.............................7
15.      Organization within the Last Five Years.....7
16.      Description of Business.....................7
17.      Management's Discussion and Analysis or
         Plan of Operation...........................8
18.      Description of Property.....................8
19.      Certain Relationships and
         Related Transactions........................8
20.      Market for Common Equity and Related
         Stockholder Matters.........................8
21.      Executive Compensation......................8
22.      Financial Statements........................9-13
23.      Changes in and Disagreements with
         Accountants on Accounting and
         Financial Disclosure........................14

                                   PROSPECTUS

                              Bluestone Corporation

                                2,477,226 Shares
                                       of
                          Par Value $.001 Common Stock



         Bluestone Corporation, (hereinafter, "Bluestone" or the "Company") hereby registers the shares which have been issued as a return of capital to the shareholders of National Risk Management Group, Inc. , (hereinafter, "NRMG" ), and to its organizers who have provided start-up capital. Bluestone is a non-reporting Nevada corporation formed on August 14, 1996 as a subsidiary of NRMG, a publicly owned Nevada corporation. The Company currently has no operating business. Bluestone, in return for stock of a OTC Bulletin Board company valued at $22,500, issued 2.25 million shares of the Company's par value $.001 Common Stock. No shares are being offered for sale at this time.

         Prior to this registration, there has been no public market for the Common Stock. There can be no assurance that any trading market will develop.

         These Securities are speculative and involve a high degree of risk. (See "Risk Factors".)




THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.




---------------   -----------------  ---------------------   ------------------
                  Price to public    Underwriting discounts  Proceeds to issuer
                                     and commissions         or other persons
---------------   -----------------  ---------------------   ------------------
Per Unit                  $ .001                                      .001
---------------   -----------------  ---------------------   ------------------

Total               $22,500                                    $22,500
---------------   -----------------  ---------------------   ------------------
---------------   -----------------  ---------------------   ------------------
Total minimum
---------------   -----------------  ---------------------   ------------------
---------------   -----------------  ---------------------   ------------------
Total maximum
---------------   -----------------  ---------------------   ------------------


                                January 17, 1997

                              BLUESTONE CORPORATION

         Bluestone Corporation, a non-reporting company, is a former subsidiary of National Risk Management Group, Inc., a Nevada public company. The Company has no current operations, and is not currently listed on any exchange. The Company will furnish annual reports to its shareholders which will include financial statements and such other interim reports as required by law and as management deems appropriate. Annual reports and financial statements will be available on written request from the company without charge.



Summary Information.
         The summary information set forth immediately below should be read in conjunction with the detailed information appearing throughout this Prospectus.



ISSUER:
                              Bluestone Corporation, a Nevada corporation.
                              7631 Bermuda Road
                              Las Vegas, NV  89123
                              (702) 383-8300

SECURITIES DISTRIBUTED:

Common Stock:
                              2,477,226 shares of common stock are being distributed herewith.


Transfer Agent:
                              General Securities Transfer Agency, Inc.
                              P.O. Box 3805
                              Albuquerque, NM  87190



Risk Factors

AN INVESTMENT IN THESE SECURITIES INVOLVES A SUBSTANTIAL DEGREE OF RISK AND SHOULD BE VIEWED AS SPECULATIVE. THE COMPANY IS NEWLY ORGANIZED AND HAS NO REVENUE FROM OPERATIONS. POTENTIAL PURCHASERS SHOULD NOT INVEST IN THESE SECURITIES UNLESS THEY CAN AFFORD THE RISK OF LOSING THEIR ENTIRE INVESTMENT. MEMBERS OF MANAGEMENT HAVE NO SUBSTANTIVE EXPERIENCE WHATSOEVER IN MANAGING A PUBLIC COMPANY. PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER IN ADDITION TO THE MATTERS SET FORTH ELSEWHERE IN THIS PROSPECTUS, THE FOLLOWING RISK FACTORS PERTAINING TO THE BUSINESS OF THE COMPANY:

Competition:      The Company intends to enter a new business which has not yet been identified.

Dependence on Key Personnel:        As of the date of this prospectus, the
company is dependent on the principals to assure the continued operation of the company.

No Operating History: The Company is newly organized and has no revenue from operations. Accordingly, the Company faces all of the risks inherent in a new business. There can be no assurance that the Company will be successful in refining its operations to the degree that it will be able to operate the business profitably.


Future Capital Needs: The Company currently has no specific arrangements for financing. From time to time, as financial conditions so require and permit, the company may raise funds through equity or debt financings. Any equity financing could result in substantial dilution to the Company's then-existing stockholders. Sources of debt financing may result in higher interest expenses. Additional financing, if available, may be on terms unfavorable to the Company.

Dilution: If the Company should issue and sell other equity securities (see above), it could entail substantial dilution of shareholder's equity.

No Prospect of Dividends: No dividends have been paid by the Company and the Company does not presently intend to pay dividend in the foreseeable future. Management presently intends to retain any earnings to help finance development of the Company's business.

Investors to Bear Risks: All of the financial risk of the Company's proposed business will be borne by the shareholders.

Not a Tax Shelter: There are no tax shelter benefits arising out the nature of the Company's business.

Lack of Public Market; Possible Volatility of Share Price: Presently no public market for the Company's Common Stock exists and there is no assurance that a trading market will be developed or sustained. Accordingly, stockholders may experience substantial difficulty selling such securities. Thus, the shares distributed would most likely be a long-term investment with little, if any, liquidity.

Conflicts of Interest: If any of the Company's officers, directors, key employees or their affiliates generate outside business prospects deemed attractive by the Company and in which the Company may ultimately acquire an interest, the Board of Directors may authorize compensation to such person. No guidelines have been adopted by the Board of Directors regarding the amount or form of compensation to be paid in connection with the generation of such prospects.
         The Company may contract with certain of its officers, directors, key employee or their affiliates for performance of services. Such agreements, and any other situations involving actual or potential conflicts of interest, may not be negotiated in arm's-length transactions. Any material transaction between the Company and any of its officers, directors, key employees or affiliates will be upon terms deemed by the Board of Directors (the interested Director abstaining) to be no less favorable than terms which would be offered to independent third parties.

Marketability of Securities: The Company's securities are likely to be covered by a Securities Exchange rule that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written consent to the transaction prior to the sale. Consequently, the rule may affect the ability of shareholders to resell their securities in the secondary market.

Risks Relating to Low-Price Stocks: The Company will apply for inclusion of the Common Stock for listing on the OTC Bulletin Board system at an appropriate time. Investors could find it difficult to dispose of, or to obtain accurate quotations as to the market value of, the Company's securities. In addition, in the absence of the securities being quoted on NASDAQ, the Company having $2,000,000 in net tangible assets, or the Common Stock having a market price of at least $5.00 per share, trading in the Common Stock would be covered by Rule 15c2-6 promulgated under the Securities Exchange Act of 1934 for non-NASDAQ and non-exchange listed securities. Under this rule, broker-dealers who recommend such securities must satisfy burdensome sales practice requirements. The Securities Enforcement and Penny Stock Reform Act of 1990 (the "Reform Act") also requires additional disclosure in connection with any trades involving a stock defined as a "penny stock" (generally, according to recent regulations adopted by the Commission, any equity security that has a market price of less than $5.00 per share, subject to certain exceptions), including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith. The regulations governing low-priced or penny stocks could limit the ability of broker-dealers to sell the Company's securities and thus the ability of the stockholders to sell their securities in the secondary market.



Use of Proceeds.
         NA

Determination of Offering Price.
         The price of the distribution is based on the book value of the total assets of the Company on December 31, 1996, $3,321. There is no established public market for the common equity being registered.

Dilution.
         NA

Selling Security Holders.
         NA

Plan of Distribution.
         The purpose of this filing is to register the currently outstanding shares of the Company's common stock. As such, this prospectus is an informational document for the current shareholders and there are no underwriters.

Legal Proceedings.
         To the best knowledge of the Company, its officers and directors, neither the Company nor any of its officers and directors are a party to any material legal proceedings or litigation and such persons know of no material legal proceeding or litigation contemplated or threatened. There are no judgments against the Company or its officers and directors.

Directors, Executive Officers, Promoters and Control Persons.
         The Directors and Executive Officers of the Company are set forth below, including information relative to their ownership of common stock and remuneration:
----------------- ---- ------------------------- --------------- ---------------
Name              Age      Position/Office        Term of Office  Period Served
----------------- ---- ------------------------- --------------- ---------------

Richard W. Lahey   49    Chairman, Board of
                         Directors & Pres.       Until replaced    Inception
                         & Treasurer

Rod A. Heckleman   45    Director, Secretary     Until replaced    Inception




Richard W. Lahey: President
         Began Wall Street career in 1969 at Bankers Trust Company and subsequently held trading and management positions at Weeden & Co, City Bank, Continental Grain, MG Trading. Currently is a financial consultant aiding small companies in mergers, acquisitions and financings.

Rod A. Heckelman
         Twenty years experience in managing and growing recreation industry businesses. Currently General Manager of a fitness and tennis facility with revenues of $2 million.

Security Ownership of Certain Beneficial Owners and Management.
         The Directors and Executive Officers of the Company are set forth below, including information relative to their ownership of the Company's Common Stock, $ .001 par value:
------------------------ ------------------- ----------------- ---------------
Name & Residence Address     Position        Number of Shares    Percent of
                                             Owned (1)              Class
------------------------ ------------------- ----------------- ---------------

Richard W. Lahey         Chairman, Board of
419 Crown Road           Directors, Pres.        2,369,703          95.6 %
Kentfield, CA 94904      & Treasurer


Rod A. Heckelman         Director, Secretary        25,000            .01 %
74 Ridge Avenue
San Rafael, CA  94901


(1) Except as otherwise indicated, the Company believes that the beneficial owners of the Company's Common Stock, par value $ .001, listed, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the role of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage owned by the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person.



Description of Securities:
         The Company is presently authorized to issue 25,000,000 shares of "Common Stock" . The following is a summary of certain terms of the Common Stock but does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the Company's Certificate of Incorporation, Articles of Incorporation, its By-Laws and the provisions of applicable law.

Common Stock
         As of the date of this Prospectus, there are 2,477,226 shares of Common Stock outstanding out of 25,000,000 shares authorized. Holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Subject to preferences that may be applicable to any then outstanding Preferred Stock, holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefore. In the event of a liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding Preferred Stock. Holders of Common stock have no right to convert their Common Stock into any other securities. The common Stock has no preemptive or other subscription rights. There are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable.

Interest of Named Experts and Counsel.
         No experts or counsel have received remuneration exceeding $50,000.

Disclosure of Commission position on Indemnification for Securities Act Liabilities.
         There are no indemnification provisions.

Organization within the last five years.
         Richard W. Lahey, an organizer and President of the company, transferred to the Company shares of an OTC Bulletin Board company in exchange for 2.25 million shares of the Company's Common Stock. The transaction was valued at the par value of the Company's common stock, and the number of transferred shares were determined by the closing price of the securities on the date of the transaction.


Description of Business.
         The Company was formed on August 14, 1996 as a Nevada corporation and does not currently conduct any business.

Management's Discussion and Analysis or Plan of Operation.
         The Company plans to acquire an operating company to provide a base of operations. Such a company has not yet been identified. In the interim, the company owns stock in an OTC Bulletin Board company which can be liquidated to provide operating funds. Currently, the Company has no expenses other than those required to maintain its corporate status.

Description of Property.
         NA.

Certain Relationships and Related Transactions.
         Richard W. Lahey, an organizer and President of the company, transferred to the Company shares of an OTC Bulletin Board company in exchange for 2.25 million shares of the Company's Common Stock. The transaction was valued at the par value of the Company's common stock, and the number of transferred shares were determined by the closing price of the securities on the date of the transaction.

Market for Common Equity and Related stockholder matters.
         There is no current public trading market for the Company's securities. There are no outstanding options or warrants to purchase common equity. There is no common stock which could be sold under Rule 144 other than that which the Company may issue in the future. There is no common stock being offered to the public. The Company believes that there are approximately 300 holders of the Common Stock of the Company. Although there are no restrictions on dividends, no dividends have been paid on the Common Stock and none are anticipated. The Company can give no assurance that it will generate earnings from which cash dividends can be paid. No dividends have been paid by the Company and the
Company does not presently intend to pay dividend in the foreseeable future. Management presently intends to retain any earnings to help finance development of the Company's business.
         The Company's securities are likely to be covered by a Securities Exchange rule that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written consent to the transaction prior to the sale. Consequently, the rule may affect the ability of shareholders to resell their securities in the secondary market.

Executive Compensation.
         There is no plan or non-plan compensation earned by or paid to any Officer or Director.

Financial Statements.


ODENBERG, ULLAKKO, MURANISHI & CO.
Accountancy Corporations

351 California Street
San Francisco, California  94104-2492
Telephone (415) 434-3744
Telecopier (415) 788-2260




January 17, 1997


To the Board of Directors of

         Bluestone Corporation

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

In our opinion, the accompanying balance sheet and the related statements of operations and retained earnings and of cash flows present fairly, in all material respects, the financial position of Bluestone Corporation at December 31, 1996 and the results of its operations and its cash flows for the five month period then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company s management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

/s/ Odenberg, Ullakko, Muranishi & Co.

                              BLUESTONE CORPORATION
                                  BALANCE SHEET
                                December 31, 1996


                                 ASSETS

CURRENT ASSETS
Cash                                                     $0
                                            ----------------
         TOTAL CURRENT ASSETS                             0
                                            ----------------

OTHER ASSETS
Marketable securities                                 3,321
                                            ----------------
                                                      3,321
                                            ----------------

TOTAL ASSETS                                         $3,321
                                            ================


                         LIABILITIES AND EQUITY

CURRENT LIABILITIES
Accounts payable                                         $0
Accrued liabilities                                       0
                                            ----------------
TOTAL CURRENT LIABILITIES                                 0
                                            ----------------


STOCKHOLDERS' EQUITY
Capital stock, $.001 par value, 25,000,000 shares
    authorized; 2,477,226 shares outstanding           2,477
Additional paid in capital                            20,023
Unrealized loss on equity security                   (19,179)
Retained earnings                                          0
                                             ----------------
                                             ----------------
                                                      $3,321
                                             ----------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY
                                                      $3,321
                                             ================
See notes to financial statements.

                              BLUESTONE CORPORATION
                       STATEMENT OF OPERATIONS AND RETAINED EARNINGS
                   For the Five Months Ended December 31, 1996



REVENUES                                                                 $0
                                                             ------------------

OPERATING AND GENERAL EXPENSES
   Operating Expenses                                                     0
   Administrative expenses                                                0
   Depreciation and amortization                                          0
                                                             ------------------
                                                                          0
                                                             ------------------
        INCOME FROM OPERATIONS                                            0
                                                             ------------------

OTHER INCOME (EXPENSE)
   Interest income                                                        0
   Interest expense                                                       0
   Other                                                                  0
                                                             ------------------
                                                                          0
                                                             ------------------
        INCOME (LOSS) BEFORE TAXES                                        0

INCOME TAXES                                                              0
                                                             ------------------
        NET INCOME (LOSS)                                                 0

Retained earnings-beginning of period                                     0
                                                             ------------------

Retained earnings- end of period                                         $0
                                                             ==================



See notes to financial statements.

                              BLUESTONE CORPORATION
                             STATEMENT OF CASH FLOWS
                   For the Five Months Ended December 31, 1996



CASH FLOWS FROM OPERATING ACTIVITIES
   Net Loss                                                               $0
   Adjustment to reconcile net loss to net cash provided
   by (used in) operating activities:
      Depreciation and amortization                                        0
      Increase accounts receivable                                         0
      Decrease in rent and security deposits                               0
      Decrease in accounts payable                                         0
                                                                  -------------
          NET CASH PROVIDED BY OPERATING ACTIVITIES                        0
                                                                  -------------

CASH FLOWS FROM INVESTING ACTIVITIES
   Capital expenditures                                                    0
                                                                  -------------
          NET CASH PROVIDED BY INVESTING ACTIVITIES                        0
                                                                  -------------

CASH FLOWS FROM FINANCING ACTIVITIES
                                                                  -------------
          NET CASH PROVIDED BY FINANCING ACTIVITIES                        0
                                                                  -------------

NET INCREASE (DECREASE) IN CASH                                            0

CASH AT BEGINNING OF PERIOD                                                0
                                                                  -------------

CASH AT END OF PERIOD                                                      $0
                                                                  =============




See notes to financial statements

                              BLUESTONE CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                   For the Five Months Ended December 31, 1996


Note 1 - The Company:

On August 14, 1996, Bluestone Corporation ("Bluestone" or "the Company") was incorporated in the State of Nevada as a wholly owned subsidiary of National Risk Management Group, Inc. Authorized capital of the Company consists of 25,000,000 shares of $.001 par value common stock.

Effective August 14, 1996, the Company issued 227,226 shares to its parent company. Concurrently, the Board of Directors of National Risk authorized the distribution of the Bluestone shares to National Risk's shareholders.

Note 2 - Investment in Marketable Security:

On August 15, 1996, the Company issued 2,250,000 shares of $.001 par value common stock to the President of Bluestone in exchange for 16,364 shares of an OTC Bulletin Board stock which had a closing market value of $22,500 on August 15, 1996.

As of December 31, 1996, the aggregate market value of the OTC Bulletin Board stock had declined to $3,321. This equity security is considered by management to be "available for sale" but expects to hold it through 1997. Accordingly, the decline in value has been reflected as a separate component of stockholder's equity.

Note 3 - Accounting Policies:

The process of preparing financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions regarding certain types of assets, liabilities, revenues and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from the estimated amounts.

The carrying value of marketable equity securities is a reasonable estimate of fair value of this financial instrument.

Changes In and Disagreements With Accountants on Accounting and Financial Disclosure.
         The Company retained the firm of Odenberg, Ullakko, Muranishi & Co. as its principal accounting firm at its organizational meeting. There have been no substantive consultations.



                 PART II- Information Not Required in Prospectus


Indemnification of Directors and Officers.
         As stated in the Company's By-laws: "In accordance with Section 78.037 of the Nevada Business Corporation Code, the directors and officers of this corporation shall not be personally liable to the corporation or its stockholders or for damages for breach of fiduciary duty as a director or officer, so long as the acts or omissions did not involve intentional misconduct, fraud or a knowing violation of law or as a result of the payment of dividends in violation of NRS 78.300."

Other Expenses of Issuance and Distribution.
         NA.

Recent Sales of Unregistered Securities.
         On the date of the Company's incorporation, it sold 2.25 million shares of its unregistered common stock to Richard W. Lahey for the sum of $22,500.


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2 of our report dated January 17, 1997 on the financial stataements of Bluestone Corporation for the period ended December 31, 1996 which appears in said Prospectus.

January 17, 1997

/s/ Odenberg, Ullakko, Muranishi & Co.



                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in the City of Kentfield, State of California, on January 17, 1997.


Bluestone Corporation

/s/ Richard W. Lahey
-----------------------
Richard W. Lahey, President




         In accordance with the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

/s/ Richard W. Lahey                               January 17, 1997
_________________________________           Date ___________________
Richard W. Lahey, President

/s/ Rod A. Heckelman                               January 17, 1997
_________________________________           Date ___________________
Rod A. Heckelman, Secretary